Exhibit 4.2

WESTLAKE CHEMICAL CORPORATION AND THE GUARANTORS PARTY HERETO

3.600% Senior Notes due 2026

5.000% Senior Notes due 2046

Eighth Supplemental Indenture

Dated as of August 10, 2016

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

Trustee

PAGE
APPENDIX A Provisions Relating to Initial Notes and Exchange Notes	A-1
EXHIBIT A Form of 2026 Note	Ex-A-1
EXHIBIT B Form of 2046 Note	Ex-B-1
EXHIBIT C Restricted Securities Legend	Ex-C-1

SUPPLEMENTAL INDENTURE dated as of August 10, 2016 (this “Supplemental Indenture”), to the Indenture dated as of January 1, 2006 (the “Indenture”), by and among WESTLAKE CHEMICAL CORPORATION, a Delaware corporation (the “Company”), each of the Guarantors (as defined herein) and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. (as successor to JPMorgan Chase Bank, National Association), as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders (as defined herein):

WHEREAS, the Company, the Guarantors and the Trustee have duly authorized the execution and delivery of the Indenture to provide for the issuance from time to time of the Company’s debentures, notes, bonds or other evidences of indebtedness to be issued in one or more series as in the Indenture provided (as defined therein, “Securities”);

WHEREAS, the Company and the Guarantors desire and have requested the Trustee to join them in the execution and delivery of this Supplemental Indenture in order to establish and provide for the issuance by the Company of a series of Securities designated as its 3.600% Senior Notes due 2026 (the “2026 Notes”) and its 5.000% Senior Notes due 2046 (the “2046 Notes” and, together with the 2026 Notes, the “Initial Notes”), substantially in the form attached hereto as Exhibit A, guaranteed by the Guarantors, on the terms set forth herein, together with any Exchange Notes (as defined in Appendix A hereto) issued therefor as provided herein (the Initial Notes and the Exchange Notes, are together referred to herein as the “Notes”);

WHEREAS, Section 2.01 of the Indenture provides that a supplemental indenture may be entered into by the Company, the Guarantors and the Trustee for such purpose provided certain conditions are met;

WHEREAS, the conditions set forth in the Indenture for the execution and delivery of this Supplemental Indenture have been complied with; and

WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Company, the Guarantors and the Trustee, in accordance with its terms, and a valid amendment of, and supplement to, the Indenture have been done;

NOW, THEREFORE:

In consideration of the premises and the purchase and acceptance of the Notes by the Holders thereof, the Company and the Guarantors mutually covenant and agree with the Trustee, for the equal and ratable benefit of the Holders, that the Indenture is supplemented and amended, to the extent expressed herein, as follows:

ARTICLE ONE

Scope of Supplemental Indenture; General

The changes, modifications and supplements to the Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and govern the terms of, the Notes, which shall not be limited in aggregate principal amount, and shall not apply to any other Securities that may be issued under the Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements. Pursuant to this Supplemental Indenture, there is hereby created and designated two series of Securities under the Indenture entitled the “3.600% Senior Notes due 2026” and the “5.000% Senior Notes due 2046”. The 2026 Notes shall be in the form of Exhibit A hereto, which is hereby incorporated into this Supplemental Indenture by reference. The 2046 Notes shall be in the form of Exhibit B hereto, which is hereby incorporated into this Supplemental Indenture by reference. The 2046 Notes shall be guaranteed by the Guarantors as provided in such form and the Indenture.

ARTICLE TWO

Certain Definitions

The following terms have the meanings set forth below in this Supplemental Indenture. Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Indenture. To the extent terms defined herein differ from the Indenture the terms defined herein will govern.

“Acquisition” means the acquisition of Axiall by the Company pursuant to the Acquisition Agreement.

“Acquisition Agreement” means the agreement and plan of merger, dated June 10, 2016, among the Company, Axiall and Lagoon Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company.

“Attributable Debt” means, as to any lease in respect of a Sale and Leaseback Transaction under which any Person is at the time liable, at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the remaining term thereof (or, if earlier, the first date upon which such lease may be terminated without penalty), discounted from the respective due dates thereof to such date at the weighted average rate per annum borne by the Notes, compounded annually. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of the rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. Unless the Company elects to calculate the total amount of rent required to be paid through the first date upon which such lease may be terminated without penalty (if such a provision exists), in the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

“Axiall” means Axiall Corporation.

“Below Investment Grade Rating Event” means the rating on the Notes of a series is lowered and as a result the Notes of such series cease to be rated Investment Grade by each of the Rating Agencies on any date during the period (the “Trigger Period”) commencing on the earlier of (a) the occurrence of a Change of Control and (b) the first public announcement by the Company of any Change of Control (or pending Change of Control) and ending 60 days following the consummation of such Change of Control (which Trigger Period will be extended if the rating of such Notes is under publicly announced consideration for possible downgrade by any Rating Agency on such 60th day, such extension to last with respect to each Rating Agency until the date on which such Rating Agency considering such possible downgrade either (x) rates the Notes of such series below Investment Grade or (y) publicly announces that it is no longer considering such Notes for possible downgrade; provided, that no such extension will occur if on such 60th day the Notes of such series are rated Investment Grade not subject to review for possible downgrade by any Rating Agency); provided, that a rating event will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Triggering Event contained in this Article Two) if each Rating Agency making the reduction in rating does not publicly announce or confirm or inform the Trustee in writing at the Company’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the Change of Control (whether or not the applicable Change of Control has occurred at the time of the Below Investment Grade Rating Event). If any Rating Agency withdraws its rating on the Notes of a series or otherwise ceases to provide a rating on such Notes on any day during the Trigger Period for any reason and the Company has not selected a replacement Rating Agency pursuant to the terms of this Supplemental Indenture, the rating of such Rating Agency shall be deemed to be rated below Investment Grade on such day.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” as such term is used in Section 13(d)(3) of the Exchange Act, such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.

“Capital Stock” means:

(1) in the case of a corporation, capital stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests, respectively; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Change of Control” means the occurrence of any of the following after the date of this Supplemental Indenture:

(1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and the Subsidiaries taken as a whole to any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act) other than to the Company or a Subsidiary;

(2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act, it being agreed that an employee of the Company or any Subsidiary for whom shares are held under an employee stock ownership, employee retirement, employee savings or similar plan and whose shares are voted in accordance with the instructions of such employee shall not be a member of a “group” (as that term is used in Section 13(d)(3) of the Exchange Act) solely because such employee’s shares are held by a trustee under said plan) becomes the ultimate Beneficial Owner, directly or indirectly, of Voting Stock of the Company representing more than 50% of the voting power of the outstanding Voting Stock of the Company;

(3) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or Voting Stock of such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction constitutes, or is converted into or exchanged for, Voting Stock representing more than 50% of the voting power of the Voting Stock of the surviving Person or its parent immediately after giving effect to such transaction;

(4) during any period of 24 consecutive calendar months, the majority of the members of the Board of Directors of the Company shall no longer be composed of individuals (a) who were members of the Board of Directors of the Company on the first day of such period or (b) whose election or nomination to the Board of Directors of the Company was approved by individuals referred to in clause (a) above constituting, at the time of such election or nomination, at least a majority of the Board of Directors of the Company or, if directors are nominated by a committee of the Board of Directors of the Company, constituting at the time of such nomination, at least a majority of such committee; or

(5) the adoption of a plan relating to the liquidation or dissolution of the Company.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (i) the Company becomes a direct or indirect wholly-owned subsidiary of a holding company and (ii) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Voting Stock in the Company immediately prior to that transaction.

“Change of Control Offer” has the meaning provided in Section 4.10(a).

“Change of Control Payment” has the meaning provided in Section 4.10(a).

“Change of Control Payment Date” has the meaning provided in Section 4.10(b).

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event. Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Company” has the meaning provided in the Indenture.

“Comparable Treasury Issue” means the U.S. Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes of a series to be redeemed that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes to be redeemed.

“Comparable Treasury Price” means, with respect to any Redemption Date (a) the average, as determined by the Independent Investment Banker, of the Reference Treasury Dealer Quotations for the Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (b) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all quotations obtained.

“Consolidated Net Tangible Assets” means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (1) all current liabilities, except for (a) notes and loans payable, (b) current maturities of long-term debt and (c) current maturities of obligations under capital leases and (2) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent balance sheet of the Company and its consolidated Subsidiaries and computed in accordance with GAAP. Deferred income taxes, deferred investment tax credit or other similar items, as calculated in accordance with GAAP, will not be considered as a liability or as a deduction from or adjustment to total assets.

“Debt” has the meaning provided in Section 4.08.

“Domestic Subsidiary” means any Subsidiary that was formed under the laws of the United States or any state of the United States or the District of Columbia.

“Fair Market Value” means the price that could be negotiated in an arm’s-length transaction between a willing buyer and a willing seller not involving distress or necessity of either party, determined in good faith by the Board of Directors of the Company.

“Funded Debt” means all indebtedness for money borrowed having a maturity of more than 12 months from the date of the most recent balance sheet of the Company and its consolidated Subsidiaries or having a maturity of less than 12 months but by its terms being renewable or extendible beyond 12 months from the date of such balance sheet at the option of the borrower.

“Guarantors” means:

(1) each of the Subsidiaries of the Company listed on Schedule A to this Supplemental Indenture; and

(2) any other Subsidiary that executes a Guarantee in accordance with the provisions of this Supplemental Indenture;

and their respective successors and assigns; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of this Supplemental Indenture.

“Holder” means the Person in whose name a Note is registered in the books of the Registrar for the Notes.

“Indenture” has the meaning provided in the Preamble.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s) and a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P), and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by the Company under the circumstances specified in this Supplemental Indenture permitting the Company to select a replacement rating agency and in the manner specified in this Supplemental Indenture for selecting a replacement rating agency, in each case as set forth in the definition of “Rating Agency.”

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Mortgage” and “Mortgages” have the meanings provided in Section 4.08.

“Notes” has the meaning provided in the Recitals.

“Paying Agent” means The Bank of New York Mellon Trust Company, N.A. or any successor paying agent.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, incorporated or unincorporated association, joint stock company, trust, estate, unincorporated organization or government or any agency, instrumentality or political subdivision thereof or any other entity of any kind.

“Principal Property” means any single parcel of real estate, any single manufacturing plant or any single warehouse owned or leased in connection with a Sale and Leaseback Transaction by the Company or any Subsidiary which is located within the United States and the net book value of which on the date as of which the determination is being made exceeds 1% of Consolidated Net Tangible Assets, other than any such manufacturing plant or warehouse or portion thereof (1) which is a pollution control or other facility financed by obligations issued by a state or local government unit and described in Sections 141(a), 142(a)(5), 142(a)(6), 142(a)(10) or 144(a) of the Internal Revenue Code (or their successor provisions) or by any other obligations the interest of which is excluded under Section 103 of the Internal Revenue Code (or its successor provision), or (2) which, in the good-faith opinion of the Board of Directors of the Company, as evidenced by a Board Resolution, is not of material importance to the total business conducted by the Company and the Subsidiaries taken as a whole.

“Rating Agency” means each of Moody’s and S&P; provided, that if any of Moody’s or S&P ceases to provide rating services to issuers or investors, the Company may appoint another “nationally recognized statistical rating organization” (as defined under the Exchange Act) as a replacement for such Rating Agency; provided, that the Company shall give written notice of such appointment to the Trustee.

“Reference Treasury Dealer” means each of Goldman, Sachs & Co. and Deutsche Bank Securities Inc., and their respective successors, and one other nationally recognized investment banking firm that is a primary U.S. government securities dealer specified from time to time by the Company. If, however, any of them shall cease to be a primary U.S. government securities dealer, the Company will substitute another nationally recognized investment banking firm that is such a dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer as of 5:00 p.m., New York time, on the third Business Day preceding the Redemption Date.

“Registrar” means The Bank of New York Mellon Trust Company, N.A., or any successor registrar of the Notes.

“Remaining Scheduled Payments” means the remaining scheduled payments of the principal of and interest on each Note to be redeemed that would be due after the related Redemption Date but for such redemption.

“Restricted Subsidiary” means a wholly-owned Subsidiary of the Company substantially all of the assets of which are located in the United States (excluding territories or possessions) and which owns a Principal Property; provided, however, that the term Restricted Subsidiary shall not include any Subsidiary that is principally engaged in (1) the business of financing; (2) the business of owning, buying, selling, leasing, dealing in or developing real property; or (3) the business of exporting goods or merchandise from or importing goods or merchandise into the United States.

“S&P” means Standard & Poor’s Ratings Services LLC, a division of S&P Global Inc., and its successors.

“Sale and Leaseback Transaction” has the meaning provided in Section 4.09.

“Secured Debt” has the meaning provided in Section 4.08.

“Special Mandatory Redemption Date” means the 20th Business Day following the earlier of the Special Mandatory Trigger Date and the date on which the Acquisition Agreement is terminated.

“Special Mandatory Trigger Date” means the later of (i) January 31, 2017 and (ii) the date that is no later than April 30, 2017 if the closing of the Acquisition has been extended by the Company or Axiall in accordance with the terms of the Acquisition Agreement.

“Subsidiary” means a Person more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries.

“Supplemental Indenture” has the meaning provided in the Preamble.

“Treasury Rate” means, for any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity, computed as of the second Business Day immediately preceding that Redemption Date, of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that Redemption Date.

“Trustee” has the meaning provided in the Preamble.

“Voting Stock” of any specified Person as of any date means the capital stock (or comparable equity interests) of such Person that is at the time entitled to vote generally in the election of the board of directors (or members of the governing body) of such Person.

ARTICLE THREE

The Notes

Section 3.01. Form and Dating. Provisions relating to the Initial Notes and the Exchange Notes are set forth in Appendix A, which is hereby incorporated in and expressly made part of this Supplemental Indenture.

ARTICLE FOUR

Redemption

The following provision shall be added to Article III of the Indenture, but only with respect to the Notes:

Section 3.12. Redemption at the Option of the Company.

(a) The Company may redeem the 2026 Notes, at its option, in whole or in part, at any time and from time to time prior to May 15, 2026, in principal amounts of $1,000 and integral multiples of $1,000 in excess thereof, provided that the unredeemed portion of a 2026 Note must be in a minimum principal amount of $2,000, for a Redemption Price equal to the greater of:

(i) 100% of the principal amount of the 2026 Notes to be redeemed; and

(ii) the sum, as determined by an Independent Investment Banker, of the present values of the Remaining Scheduled Payments on the 2026 Notes being redeemed (excluding accrued and unpaid interest to the Redemption Date), discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 35 basis points, plus, in each case, accrued and unpaid interest to the Redemption Date.

(b) The Company may redeem the 2026 Notes, at its option, in whole or in part, at any time and from time to time on or after May 15, 2026 (three months prior to the maturity date of the 2026 Notes), in principal amounts of $1,000 and integral multiples of $1,000 in excess thereof, provided that the unredeemed portion of a 2026 Note must be in a minimum principal amount of $2,000, at a Redemption Price equal to 100% of the principal amount of the 2026 Notes being redeemed plus accrued and unpaid interest to the Redemption Date.

(c) The Company may redeem the 2046 Notes, at its option, in whole or in part, at any time and from time to time prior to February 15, 2046, in principal amounts of $1,000 and integral multiples of $1,000 in excess thereof, provided that the unredeemed portion of a 2046 Note must be in a minimum principal amount of $2,000, for a Redemption Price equal to the greater of:

(i) 100% of the principal amount of the 2046 Notes to be redeemed; and

(ii) the sum, as determined by an Independent Investment Banker, of the present values of the Remaining Scheduled Payments on the 2046 Notes being redeemed (excluding accrued and unpaid interest to the Redemption Date), discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 45 basis points, plus, in each case, accrued and unpaid interest to the Redemption Date.

(d) The Company may redeem the 2046 Notes, as its option, in whole or in part, at any time and from time to time on or after February 15, 2046 (six months prior to the maturity date of the 2026 Notes), in principal amounts of $1,000 and integral multiples of $1,000 in excess thereof, provided that the unredeemed portion of a 2046 Note must be in a minimum principal amount of $2,000, at a Redemption Price equal to 100% of the principal amount of the 2046 Notes being redeemed plus accrued and unpaid interest to the Redemption Date.

(e) The Company may at any time, and from time to time, purchase the Notes at any price or prices in the open market, through negotiated transactions, by tender offer or otherwise.

(f) The Company shall have no obligation to make mandatory redemption of the Notes or to redeem, purchase or repay Notes pursuant to any sinking fund or analogous provision or, except as provided in Section 4.10, at the option of a Holder thereof.

(g) With respect to any redemption of the 2026 Notes occurring prior to May 15, 2026, the Company shall give the Trustee notice of the related Redemption Price promptly after the calculation thereof and the Trustee shall not have any responsibility for such calculation.

(h) With respect to any redemption of the 2046 Notes occurring prior to February 15, 2046, the Company shall give the Trustee notice of the related Redemption Price promptly after the calculation thereof and the Trustee shall not have any responsibility for such calculation.

Section 3.13. Special Mandatory Redemption.

The Company will be required to redeem each series of the Notes, in whole, on the Special Mandatory Redemption Date at a redemption price equal to 101% of the aggregate principal amount of such series of the Notes, plus accrued and unpaid interest from and including the date of initial issuance, or the most recent date to which interest has been paid, whichever is later, to, but not including, the Special Mandatory Redemption Date if:

(i) the closing of the Acquisition has not occurred by 5:00 p.m. New York City time on the Special Mandatory Trigger Date; or

(ii) the Acquisition Agreement is terminated at any time prior to the Special Mandatory Trigger Date.

Notwithstanding the foregoing, installments of interest on any series of the Notes that are due and payable on Interest Payment Dates falling on or prior to the Special Mandatory Redemption Date will be payable on such Interest Payment Dates to the Holders as of the close of business on the relevant record dates in accordance with the Notes and the Indenture. The Company will cause the notice of special mandatory redemption to be sent (or delivered in accordance with the procedures of DTC) to Holders, with a copy to the Trustee, within five Business Days after the occurrence of the event triggering the special mandatory redemption to each Holder at its registered address. If funds sufficient to pay the special mandatory redemption price of the Notes to be redeemed on the Special Mandatory Redemption Date are deposited with the Trustee or the Paying Agent on or before such Special Mandatory Redemption Date, and certain other conditions are satisfied, on and after such Special Mandatory Redemption Date, the Notes will cease to bear interest.

ARTICLE FIVE

Covenants

The following covenants are added to the Indenture for the benefit of Holders:

Section 4.08. Restrictions on Secured Debt.

The Company shall not, and the Company shall not permit any Restricted Subsidiary to, incur, issue, assume or guarantee any notes, bonds, debentures or other similar evidences of indebtedness for money borrowed (“Debt”), secured by pledge of, or mortgage or lien on, any Principal Property, or any shares of Capital Stock of or Debt of any Restricted Subsidiary (such pledges, mortgages and liens being called “Mortgage” or “Mortgages” and such Debt secured by such Mortgages being called “Secured Debt”), without effectively providing that the Notes of each series (together with, if the Company shall so determine, any other indebtedness of the Company or such Restricted Subsidiary then existing or thereafter created which is not subordinate to the Notes of each series) shall be secured equally and ratably with (or prior to) such Secured Debt, so long as such Secured Debt shall be so secured, unless after giving effect thereto, the aggregate amount of all such Secured Debt plus all Attributable Debt of the Company and its Restricted Subsidiaries in respect of any Sale and Leaseback Transaction would not, at the time of such incurrence, issuance, assumption or guarantee, exceed 15% of Consolidated Net Tangible Assets; provided, however, that this restriction shall not apply to, and there shall be excluded from Secured Debt in any computation under such restriction, indebtedness secured by:

(a) Mortgages on such property or shares of Capital Stock or Debt existing on the date of this Supplemental Indenture;

(b) Mortgages on such property or shares of Capital Stock of or Debt of any Person, which Mortgages are existing at the time (i) such Person became a Restricted Subsidiary, (ii) such Person is merged into or consolidated with the Company or any Subsidiary or (iii) the Company or a Subsidiary merges into or consolidates with such Person (in a transaction in which such Person becomes a Restricted Subsidiary), which Mortgage was not incurred in anticipation of such transaction and was outstanding prior to such transaction;

(c) Mortgages in favor of the Company or any Guarantor;

(d) Mortgages in favor of a governmental entity or in favor of the holders of securities issued by any such entity, pursuant to any contract or statute (including Mortgages to secure debt of the pollution control or industrial revenue bond type) or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such Mortgages;

(e) Mortgages in favor of any governmental entity to secure progress, advance or other payments pursuant to any contract or provision of any statute;

(f) Mortgages on such property or shares of Capital Stock or Debt existing at the time of acquisition thereof (including acquisition through merger or consolidation);

(g) Mortgages on such property or shares of Capital Stock or Debt to secure the payment of all or any part of the purchase price or construction cost thereof or to secure any Debt incurred prior to, at the time of, or within 180 days after, the acquisition of such property or shares or Debt, the completion of any construction or the commencement of full operation, for the purpose of financing all or any part of the purchase price or construction cost thereof;

(h) Mortgages incurred in connection with a Sale and Leaseback Transaction satisfying the provisions set forth in Section 4.09; and

(i) any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Mortgage referred to in the foregoing clauses; provided that such extension, renewal or replacement Mortgage shall be limited to all or a part of the same such property or shares of Capital Stock or Debt that secured the Mortgage extended, renewed or replaced (plus improvements on such property).

Section 4.09. Limitations on Sale and Leaseback Transactions.

The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any arrangement with any bank, insurance company or other lender or investor (not including the Company or any Restricted Subsidiary) or to which any such lender or investor is a party, providing for the leasing by the Company or a Restricted Subsidiary for a period, including renewals, in excess of three years of any Principal Property the ownership of which has been or is to be sold or transferred, more than 180 days after the completion of construction and commencement of full operation thereof, by the Company or such Restricted Subsidiary to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such Principal Property (referred to as a “Sale and Leaseback Transaction”) unless:

(a) such Sale and Leaseback Transaction is with a governmental entity that provides financial or tax benefits;

(b) the Company or such Restricted Subsidiary could create Secured Debt pursuant to the provisions set forth in Section 4.08 on the Principal Property to be leased in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction without equally and ratably securing the Notes; or

(c) the net proceeds of the sale or transfer of the Principal Property leased pursuant to such Sale and Leaseback Transaction is at least equal to the Fair Market Value of such Principal Property and within 180 days after such sale or transfer shall have been made by the Company or by a Restricted Subsidiary, the Company shall apply an amount not less than the greater of (i) the net proceeds of the sale of the Principal Property leased pursuant to such arrangement or (ii) the Fair Market Value of the Principal Property so leased at the time of entering into such arrangement (as evidenced by an Officers’ Certificate delivered to the Trustee) to the retirement of Funded Debt of the Company; provided that the amount to be applied to the retirement of Funded Debt of the Company shall be reduced by (x) the principal amount of Notes delivered within 180 days after such sale to the Trustee for retirement and cancellation, and (y) the principal amount of Funded Debt other than Notes, voluntarily retired by the Company within 180 days after such sale. No retirement referred to in this clause (c) may be effected by payment at maturity or pursuant to any mandatory sinking fund payment or mandatory prepayment provision.

Section 4.10. Change of Control Triggering Event.

(a) Upon the occurrence of a Change of Control Triggering Event, unless the Company, subject to Section 4.10(d), has exercised its right to redeem a series of Notes in accordance with Section 3.12, each Holder of the Notes of any series will have the right to require the Company to purchase all or a portion ($1,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the “Change of Control Payment”), subject to the rights of Holders of the Notes of such series on the relevant record date to receive interest due on the relevant Interest Payment Date; provided that the principal amount of a Note remaining outstanding after a repurchase in part shall be $2,000 or an integral multiple of $1,000 in excess thereof.

(b) Within 30 days following the date upon which the Change of Control Triggering Event occurred, or at the Company’s option, prior to any Change of Control but after the public announcement of the pending Change of Control, the Company shall deliver a notice to each Holder of the Notes of any series not redeemed, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice will, among other things, state the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is sent, other than as may be required by applicable law (the “Change of Control Payment Date”), describe the transaction or transactions constituting the Change of Control Triggering Event and offer to repurchase the Notes of such series. The notice, if sent prior to the date of consummation of the Change of Control, shall state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date.

(c) On the Change of Control Payment Date, the Company shall, to the extent lawful:

(i) accept or cause a third party to accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(ii) deposit or cause a third party to deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(iii) deliver or cause to be delivered to the Trustee the Notes to be redeemed properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being repurchased and that all conditions precedent to the Change of Control Offer and to the repurchase by the Company of Notes pursuant to the Change of Control Offer have been complied with.

(d) The Company will not be required to make a Change of Control Offer with respect to the Notes of a series if (i) a third party makes such an offer in the manner,

at the times and otherwise in compliance with the requirements for such an offer otherwise required to be made by the Company and such third party purchases all such Notes properly tendered and not withdrawn under its offer or (ii) a notice of redemption has been given to the Holders of all of the Notes of such series in accordance with the terms of the Indenture, unless and until there is a default in payment of the Redemption Price.

(e) A Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place with respect to the Change of Control at the time of making of the Change of Control Offer.

(f) The Company will comply in all material respects with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with this Section 4.10, the Company will comply with those securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.10 by virtue of any such conflict.

Section 4.11. Additional Guarantees.

If, after the date of this Supplemental Indenture, any Domestic Subsidiary that is not already a Guarantor (including, without limitation, any Domestic Subsidiary acquired or created after the date of this Supplemental Indenture) guarantees any Debt in excess of $40 million of either the Company or a Guarantor, then in either case that Subsidiary shall become a Guarantor by executing a supplemental indenture and delivering it to the Trustee within 15 Business Days of the date on which it guaranteed such Debt.

ARTICLE SIX

Guarantee

Section 6.01. Release of Guarantors from Guarantee.

Section 10.04 of the Indenture shall be amended by replacing that section of the Indenture with the following, but only with respect to the Notes:

(a) Notwithstanding any other provisions of this Indenture, the Guarantee of any Guarantor may be released upon the terms and subject to the conditions set forth in this Section 10.04. Provided that no Event of Default shall have occurred and shall be continuing under this Indenture, any Guarantee incurred by a Guarantor pursuant to this Article X shall be unconditionally released and discharged automatically:

(i) upon any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Subsidiary;

(ii) upon any sale or other disposition of all of the Capital Stock of a Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Subsidiary;

(iii) upon legal defeasance or satisfaction and discharge of the Notes as provided in Article VIII of the Indenture; or

(iv) at such time as such Guarantor ceases to guarantee any other Debt of the Company or a Guarantor in excess of $40 million other than Debt under one or more series of Securities issued pursuant to the Indenture; provided that, if such Guarantor solely guarantees Debt under one or more series of Securities issued pursuant to the Indenture, the guarantees of each such series of Securities may be released concurrently.

(b) The Trustee shall deliver an appropriate instrument evidencing any release of a Guarantor from its Guarantee upon receipt of a written request of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel to the effect that the Guarantor is entitled to such release in accordance with the provisions of this Indenture. If the Guarantor is not so released it shall remain liable for the full amount of principal of (and premium, if any, on) and interest on the Notes, subject to the limitations of Section 10.03.

ARTICLE SEVEN

Miscellaneous

Section 7.01. No Recourse Against Others.

Section 11.08 of the Indenture shall be amended by replacing that section of the Indenture with the following, but only with respect to the Notes:

A director, officer, member, manager, employee, stockholder, partner or other owner of the Company, any Guarantor or the Trustee, as such, shall not have any liability for any obligations of the Company under the Notes, for any obligations of any Guarantor under any Guarantee, or for any obligations of the Company, any Guarantor or the Trustee under this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release shall be part of the consideration for the issuance of Notes.

Section 7.02. Governing Law.

The laws of the State of New York shall govern this Supplemental Indenture, the Notes and the related Guarantees.

Section 7.03. No Adverse Interpretation of Other Agreements.

This Supplemental Indenture may not be used to interpret another indenture (other than the Indenture), loan or debt agreement of the Company, any Guarantor or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Supplemental Indenture.

Section 7.04. Successors and Assigns.

All covenants and agreements of the Company and each of the Guarantors in this Supplemental Indenture and the Notes shall bind its successors and assigns. All agreements of the Trustee in this Supplemental Indenture shall bind its successors and assigns.

Section 7.05. Duplicate Originals.

The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 7.06. Severability.

In case any provision in this Supplemental Indenture or in the Notes or in any Guarantee of a Guarantor shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall, to the fullest extent permitted by applicable law, not in any way be affected or impaired thereby.

Section 7.07. Amendments Without Consent of Holders.

Section 9.01 of the Indenture is supplemented with the addition of the following with respect to the Notes:

(12) to provide any other modifications which do not adversely affect the interests of the Holders in any material respect.

Section 7.08. Rights of Trustee.

In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

The Trustee may request that the Company or any Guarantor deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers (with specimen signatures) authorized at such times to take specific actions pursuant to this Supplemental Indenture, which Officers’ Certificate may be signed by any person specified as so authorized in any such certificate previously delivered and not superseded.

Section 7.09. Waiver of Jury Trial.

Each of the Company, the Guarantors and the Trustee hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Supplemental Indenture, the Indenture, the Notes or the transactions contemplated hereby.

Section 7.10. Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations under this Supplemental Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.

Section 7.11. No Recitals, etc.

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company and the Guarantors.

Section 7.12. Notices.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced as necessary prior to the giving of such instructions or directions. If the Company elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Section 7.13. Foreign Account Tax Compliance Act (FATCA).

Each of the Company and the Trustee agrees to provide the other with such information in its possession (subject in all cases to applicable privacy laws) as reasonably requested by the other to enable the determination of whether any payment to a Holder pursuant to this Indenture is subject to withholding imposed pursuant to Sections 1471 through 1474 of the Internal Revenue Code, any regulations thereunder, intergovernmental agreements in respect thereof or official interpretations of any of the foregoing (“Applicable FATCA Law”). The Trustee shall be entitled to make any withholding or deduction from payments under the Notes or this Indenture to the extent necessary (in the Trustee’s reasonable judgment) to comply with Applicable FATCA Law, for which the Trustee shall not have any liability.

SIGNATURES

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed, all as of the date first above

WESTLAKE CHEMICAL CORPORATION

By:	/s/ Albert Chao
Name: Albert Chao
Title: President and Chief Executive Officer

[Signature Page to Supplemental Indenture]

GUARANTORS:

Geismar Holdings, Inc.

GVGP, Inc.

Westlake Chemical Investments, Inc.

Westlake Geismar Power Company LLC

    By Westlake Vinyls Company LP,

          its Manager

    By GVGP, Inc.,

          its General Partner

Westlake Longview Corporation

Westlake Management Services, Inc.

Westlake NG I Corporation

Westlake Olefins Corporation

Westlake Pipeline Investments LLC,

    By Westlake Chemical Investments, Inc.,

          its Manager

Westlake Polymers LLC,

    By Westlake Chemical Investments, Inc.,

          its Manager

Westlake PVC Corporation

Westlake Resources Corporation

Westlake Styrene LLC,

    By Westlake Chemical Investments, Inc.,

          its Manager

Westlake Supply and Trading Company

Westlake Vinyl Corporation

Westlake Vinyls Company LP,

    By GVGP, Inc.,

          its General Partner

Westlake Vinyls, Inc.

WPT LLC,

    By Westlake Chemical Investments, Inc.,

          its Manager

Westlake Petrochemicals LLC,

    By Westlake Chemical Investments, Inc.,

          its Manager

By:	/s/ Albert Chao
Name: Albert Chao
Title: President

[Signature Page to Supplemental Indenture]

GUARANTORS:

Westech Building Products (Evansville) LLC By Westech Building Products, Inc., its Manager North American Specialty Products LLC, By North American Pipe Corporation, its Manager

By:	/s/ Robert Buesinger
Name: Robert Buesinger
Title: President

Westlake Chemical OpCo LP By Westlake Chemical OpCo GP LLC

By:	/s/ Robert Buesinger
Name: Robert Buesinger
Title: SVP, Vinyl

[Signature Page to Supplemental Indenture]

The Bank of New York Mellon Trust Company, N.A., as Trustee

By:	/s/ R. Tarnas
Name:	R . Tarnas
Title:	Vice President

[Signature Page to Supplemental Indenture]

Schedule A

Guarantors

Geismar Holdings, Inc.

GVGP, Inc.

North American Specialty Products LLC

Westech Building Products (Evansville) LLC

Westlake Chemical Investments, Inc.

Westlake Chemical OpCo LP

Westlake Geismar Power Company LLC

Westlake Longview Corporation

Westlake Management Services, Inc.

Westlake NG I Corporation

Westlake Olefins Corporation

Westlake Petrochemicals LLC

Westlake Pipeline Investments LLC,

Westlake Polymers LLC,

Westlake PVC Corporation

Westlake Resources Corporation

Westlake Styrene LLC,

Westlake Supply and Trading Company

Westlake Vinyl Corporation

Westlake Vinyls Company LP,

Westlake Vinyls, Inc.

WPT LLC

Appendix A

PROVISIONS RELATING TO INITIAL NOTES

AND EXCHANGE NOTES

1. Definitions

1.1 Definitions

For the purposes of this Appendix A the following terms shall have the meanings indicated below:

“Definitive Note” means a certificated Initial Note or Exchange Note bearing, if required, the restricted securities legend set forth in Section 2.3(c).

“Depositary” means with respect to the Notes, The Depository Trust Company, its nominees and their respective successors.

“Distribution Compliance Period” means, with respect to any Notes, the period of 40 consecutive days beginning on the later of (i) the day on which such Notes are first offered to Persons other than distributors (as defined in Regulation S) in reliance on Regulation S and (ii) the issue date with respect to such Notes.

“Exchange Notes” means the 3.600% Senior Notes due 2026 and the 5.000% Senior Notes due 2046 to be issued pursuant to this Supplemental Indenture in connection with a Registered Exchange Offer pursuant to the Registration Rights Agreement.

“Initial Notes” has the meaning provided in the Recitals.

“Initial Purchasers” means Deutsche Bank Securities Inc., Goldman, Sachs & Co. and the other several initial purchasers named in Schedule A to the Purchase Agreement.

“Notes Custodian” means the custodian with respect to a Global Note (as appointed by the Depositary) or any successor person thereto, who shall initially be the Trustee.

“Purchase Agreement” means the Purchase Agreement, dated August 3, 2016, among the Company and the Initial Purchasers relating to the Initial Notes, or any similar agreement relating to any future sale of Initial Notes by the Company.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Registered Exchange Offer” means the offer by the Company, pursuant to a Registration Rights Agreement, to certain Holders of Initial Notes, to issue and deliver to such Holders, in exchange for the Initial Notes, a like aggregate principal amount of Exchange Notes registered under the Securities Act.

“Registration Rights Agreement” means (i) the Registration Rights Agreement, dated as of August 10, 2016, among the Company, the Guarantors and Deutsche Bank Securities Inc. and Goldman, Sachs & Co., as representative of the Initial Purchasers relating to the Initial Notes, or (ii) any similar agreement relating to any additional Initial Notes.

“Securities Act” means the Securities Act of 1933, as amended.

“Shelf Registration Statement” means a registration statement issued by the Company in connection with the offer and sale of Initial Notes pursuant to the Registration Rights Agreement.

“Transfer Restricted Notes” means Definitive Notes and any other Notes that bear or are required to bear the legend set forth in Section 2.3(c) hereto.

1.2 Other Definitions

Term	Defined in Section:

“Agent Members”	2.1(b)
“Global Note”	2.1(a)
“Regulation S”	2.1
“Regulation S Global Note”	2.1(a)
“Rule 144A”	2.1
“Rule 144A Global Note”	2.1(a)

2. The Notes

2.1 Form and Dating

The Initial Notes will be offered and sold by the Company, from time to time, pursuant to one or more Purchase Agreements. The Initial Notes will be resold initially only to QIBs in reliance on Rule 144A under the Securities Act (“Rule 144A”) and in reliance on Regulation S under the Securities Act (“Regulation S”). Initial Notes may thereafter be transferred to, among others, QIBs and purchasers in reliance on Regulation S, subject to the restrictions on transfer set forth herein.

(a) Global Notes. Initial Notes initially resold pursuant to Rule 144A shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form (collectively, the “Rule 144A Global Note”) with the restricted securities legend set forth in Exhibit C to this Indenture, and Initial Notes initially resold pursuant to Regulation S shall be issued initially in the form of one or more permanent global Notes in registered form with the global securities legend and the applicable restricted securities legend set forth in Exhibit C to this Indenture (the “Regulation S Global Note”) or with such other legends as may be appropriate. Except as set forth in this Section 2.1(a) and Section 2.3(b), beneficial ownership interest in a Regulation S Global

Note will be exchangeable for interests in a Rule 144A Global Note or a Definitive Note in registered certificated form only after the expiration of the Distribution Compliance Period and then only upon certification in form reasonably satisfactory to the Trustee that beneficial ownership interests in such Regulation S Global Note are owned either by non-U.S. persons or U.S. persons who purchased such interests in a transaction that did not require registration under the Securities Act, without interest coupons and with the global securities legend and restricted securities legend set forth in Exhibit C to this Indenture, which shall be deposited on behalf of the purchasers of the Initial Notes represented thereby with the Notes Custodian, and registered in the name of the applicable Depositary or a nominee of the applicable Depositary, duly executed by the Company and authenticated by the Trustee or the Authentication Agent as provided in this Indenture. The Rule 144A Global Note and Regulation S Global Note are collectively referred to herein as “Global Notes.” The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the applicable Depositary or its nominee as hereinafter provided.

(b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Note deposited with or on behalf of the applicable Depositary.

The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b) and pursuant to an order of the Company, authenticate and deliver initially one or more Global Notes that (a) shall be registered in the name of the applicable Depositary for such Global Note or Global Notes or the nominee of such Depositary and (b) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as Notes Custodian.

Members of, or participants, in the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as Notes Custodian or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(c) Definitive Notes. Except as provided in Section 2.3 or 2.4, owners of beneficial interests in Global Notes will not be entitled to receive physical delivery of Definitive Notes.

2.2 Authentication. The Trustee or Authentication Agent shall authenticate and deliver Notes in accordance with Section 2.03 of the Indenture.

2.3 Transfer and Exchange.

(a) Transfer and Exchange of Definitive Notes. When Definitive Notes are presented to the Registrar or a co-registrar with a request:

(x) to register the transfer of such Definitive Notes; or

(y) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations, the Registrar or co-registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

(i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar or co-registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

(ii) if such Definitive Notes bear a restricted securities legend, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

(A) if such Definitive Notes are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

(B) if such Definitive Notes are being transferred to the Company, a certification to that effect; or

(C) if such Definitive Notes are being transferred pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act, (i) a certification to that effect and (ii) if the Company or the Trustee so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(c)(i).

(b) Transfer and Exchange of Global Notes.

(i) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the applicable Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Note shall deliver a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in the Global Note and such account shall be credited in accordance with such instructions with a beneficial interest in the Global Note and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred.

(ii) If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

(iii) Notwithstanding any other provisions of this Appendix A (other than the provisions set forth in Section 2.4), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(iv) In the event that a Global Note is exchanged for Definitive Notes pursuant to Section 2.4 prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Notes, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Notes intended to ensure that such transfers comply with Rule 144A, Regulation S or such other applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

(v) Restrictions on Transfer of Regulation S Global Notes.

(A) During the Distribution Compliance Period, beneficial ownership interests in Regulation S Global Notes may only be sold, pledged or transferred (i) to the Company, (ii) in an offshore transaction in accordance with Rule 904 of Regulation S, (iii) to QIBs pursuant to Rule 144A who take delivery in the form of a beneficial interest in the Rule 144A Global Note or (iv) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any State of the United States; and

(B) Beneficial interests in a Rule 144A Global Note may be transferred to a Person who takes delivery in the form of an interest in a Regulation S Global Note, whether before or after the expiration of the Distribution Compliance Period, only if the transferor first delivers to the Trustee a written certificate (in form reasonably satisfactory to the Trustee) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if applicable).

(c) Legend.

(i) Except as permitted by the following paragraphs (ii), (iii) and (iv), each certificate evidencing the Global Notes and the Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN “OFFSHORE TRANSACTION” PURSUANT TO RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”), (2) AGREES THAT IT WILL NOT, PRIOR TO THE DATE THAT IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS NOTE) AND THE LAST DATE ON WHICH WESTLAKE CHEMICAL CORPORATION (THE “COMPANY”) OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE OR ANY PREDECESSOR OF THIS NOTE, OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED

INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE COMPANY AND THE TRUSTEE SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING IN THE INDENTURE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE.

Each Definitive Note will also bear the following additional legend:

“IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.”

(ii) Upon any sale or transfer of a Transfer Restricted Note (including any Transfer Restricted Note represented by a Global Note) pursuant to Rule 144 under the Securities Act:

(A) in the case of any Transfer Restricted Note that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Note that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Note; and

(B) in the case of any Transfer Restricted Note that is represented by a Global Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Note that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Note,

in either case, if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Initial Note).

(iii) After a transfer of any Initial Notes during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Notes, all requirements pertaining to restricted legends on such Initial Note will cease to apply and an Initial Note in global form without restricted legends will be available to the transferee of the beneficial interests of such Initial Notes. Upon the occurrence of any of the circumstances described in this paragraph, the Company will deliver an Officers’ Certificate, together with an Opinion of Counsel, to the Trustee instructing the Trustee to issue Notes without restricted legends.

(iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Notes pursuant to which certain Holders of such Initial Notes are offered Exchange Notes in exchange for their Initial Notes, Exchange Notes in global form without the restricted legends will be available to Holders or beneficial owners that exchange such Initial Notes (or beneficial interests therein) in such Registered Exchange Offer. Upon the occurrence of any of the circumstances described in this paragraph, the Company will deliver the Exchange Notes accompanied by an Officers’ Certificate, together with an Opinion of Counsel, to the Trustee instructing the Trustee to authenticate the Exchange Notes without restricted legends.

(d) Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, redeemed, repurchased or canceled, such Global Note shall be returned by the Depositary to the Trustee for cancellation pursuant to its customary practice. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction.

(e) Obligations with Respect to Transfers and Exchanges of Notes.

(i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Definitive Notes and Global Notes at the Registrar’s or co-registrar’s request.

(ii) No service charge shall be made for any registration of transfer or exchange, but the Company and the Trustee may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.12, 3.07 and 9.05 of the Indenture).

(iii) The Registrar or co-registrar shall not be required to register the transfer of or exchange of any Note for a period beginning 15 days before the delivery of a notice of redemption or an offer to repurchase Notes or 15 days before an interest payment date.

(iv) Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

(v) All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

(f) No Obligation of the Trustee.

(i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

2.4 Definitive Notes

(a) A Global Note deposited with the Depositary or with the Trustee as Notes Custodian pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.3 and (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Note or if at any time the Depositary ceases to be a “clearing agency” registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 120 days of such notice, or (ii) a Default or an Event of Default has occurred and is continuing and the owner of a book-entry interest in the Notes requests such exchange in writing delivered through the Depositary or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes under this Indenture.

(b) Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Definitive Notes issued in exchange for any portion of a Global Note transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $2,000 and any integral multiples of $1,000 in excess thereof and registered in such names as the Depositary shall direct. Any Definitive Note delivered in exchange for an interest in the Global Note shall, except as otherwise provided by Section 2.3(d), bear the restricted securities legend set forth in Section 2.3(c)(i).

(c) The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Notes.

(d) In the event of the occurrence of any of the events specified in Section 2.4(a)(i), (ii) or (iii), the Company will promptly make available to the Trustee a reasonable supply of Definitive Notes in definitive, fully registered form without interest coupons.

EXHIBIT A

FORM

OF

3.600% SENIOR NOTE DUE 2026

A-1

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[FORM OF FACE OF NOTE]

[Global 2026 Notes Legend]

[THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) OR OTHER DULY APPOINTED DEPOSITORY (THE “DEPOSITARY”) OR THEIR RESPECTIVE NOMINEES. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY OR OTHER DULY APPOINTED DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation, to the issuer hereof or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of The Depository Trust Company (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of The Depository Trust Company), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

[Restricted 2026 Notes Legend]

[THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN “OFFSHORE TRANSACTION” PURSUANT TO RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”), (2) AGREES THAT IT WILL NOT, PRIOR TO THE DATE THAT IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS NOTE) AND THE LAST DATE ON WHICH WESTLAKE CHEMICAL CORPORATION (THE “COMPANY”) OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE OR ANY PREDECESSOR OF THIS NOTE, OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE

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COMPANY OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE COMPANY AND THE TRUSTEE SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING IN THE INDENTURE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE.]

NO.[ ]	CUSIP NO. [ ]

WESTLAKE CHEMICAL CORPORATION

3.600% SENIOR NOTE DUE 2026

Principal Amount:	$[ ]

Regular Record Date:	February 1 or August 1 (whether or not a Business Day), as the case may be, next preceding the applicable Interest Payment Date

Original Issue Date:	August 10, 2016

Stated Maturity:	August 15, 2026

Interest Payment Dates:	February 15 and August 15, commencing February 15, 2017

Interest Rate:	3.600% per annum

Authorized Denomination:	$2,000 and integral multiples of $1,000 in excess thereof

WESTLAKE CHEMICAL CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor under the Indenture referred to below), for value received, hereby promises to pay to

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Cede & Co., or its registered assigns, the principal sum of ($[    ] ) on the Stated Maturity shown above (or upon any earlier date of redemption or acceleration of maturity) (each such date being hereinafter referred to as the “Maturity Date”) and to pay interest thereon, from and including the immediately preceding Interest Payment Date to which interest has been paid or duly provided for (or from, and including, the Original Issue Date if no interest has been paid or duly provided for), to, but excluding, the Maturity Date, semiannually in arrears on each Interest Payment Date as specified above, commencing on February 15, 2017 at the rate per annum shown above until the principal hereof is paid or made available for payment and at such rate on any overdue principal and on any overdue installment of interest. Capitalized terms used herein shall have the meanings specified in the Indenture.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which provisions shall for all purposes have the same force and effect as if set forth on the face hereof.

Unless the Certificate of Authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

WESTLAKE CHEMICAL CORPORATION

By:
Name:
Title:

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Date of Authentication:             , 20

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., Trustee

By:
Authorized Signatory

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[REVERSE OF NOTE]

Westlake Chemical Corporation

3.600% Senior Note due 2026

This note is one of a duly authorized issue of 3.600% Senior Notes due 2026 (the “2026 Notes”) of Westlake Chemical Corporation, a Delaware corporation (the “Company”). Capitalized terms used herein shall have the meanings specified in the Indenture (as defined below).

1.	Interest.

The Company promises to pay interest on the principal amount of this 2026 Note at the rate per annum shown above. The Company shall pay such interest semi-annually in arrears on February 15 and August 15 of each year, commencing February 15, 2017. Interest will be paid on each such Interest Payment Date to the Persons who are registered Holders of the 2026 Notes at the close of business on the February 1 or August 1 (whether or not a Business Day) next preceding the Interest Payment Date (each such date, a “Regular Record Date”), even if such Interest Payment Date is a Redemption Date, Change of Control Payment Date or other Maturity Date, except as provided in Section 2.14 of the Indenture with respect to defaulted interest. Interest on the 2026 Notes will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from August 10, 2016. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.	Method of Payment.

Upon the terms and subject to the conditions of the Indenture, the Company will make all payments of the Redemption Price and Change of Control Payment and principal due at Maturity in respect of the 2026 Notes to Holders who surrender such 2026 Notes to a Paying Agent to collect such payments; provided that if any Redemption Date, Change of Control Payment Date or other Maturity Date is an Interest Payment Date, accrued and unpaid interest shall be paid to the Holder as of the immediately preceding Regular Record Date. The Company will pay all amounts due in respect of the 2026 Notes in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. The Company will make such payments (i) by wire transfer of immediately available funds to any account maintained in the United States with respect to 2026 Notes evidenced by Global Securities and any other 2026 Notes with any aggregate principal amount in excess of $1,000,000 the Holder of which has provided wire transfer instructions to the Paying Agent at least five Business Days prior to the applicable payment date or (ii) by check payable in such money mailed to a Holder’s registered address with respect to any certificated 2026 Notes.

3.	Paying Agent and Registrar.

Initially, The Bank of New York Mellon Trust Company, N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar at its office at 601 Travis Street, 16th Floor, Houston, Texas 77002. The Company may appoint and change any Paying Agent or Registrar without notice to any Holder. The Company, any Guarantor or any of its other Subsidiaries may act as Paying Agent or Registrar.

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4.	Indenture.

The Company issued the 2026 Notes under an Indenture dated as of January 1, 2006 (the “Base Indenture”), as supplemented by the Eighth Supplemental Indenture dated as of August 10, 2016 (the “Eighth Supplemental Indenture,” and together with the Base Indenture, the “Indenture”) among the Company, the Guarantors and the Trustee. The terms of the 2026 Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”). The 2026 Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this 2026 Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The 2026 Notes are general unsecured obligations of the Company and are initially issued in an aggregate principal amount of $[        ]. The Company may, subject to the provisions of the Indenture, issue additional 2026 Notes of the same series as the 2026 Notes from time to time without the consent of the Holders. The 2026 Notes initially issued and any additional 2026 Notes subsequently issued under the Indenture will be treated as a single series for all purposes of the Indenture, including, without limitation, with respect to waivers, amendments, supplements, redemptions and offers to purchase. The Indenture provides for the issuance of other series of debt securities (including the 2026 Notes, the “Securities”) thereunder.

5.	Optional Redemption.

The Company may redeem the 2026 Notes, at its option, in whole or in part, at any time and from time to time prior to May 15, 2026, in principal amounts of $1,000 and integral multiples of $1,000 in excess thereof, provided that the unredeemed portion of a 2026 Note must be in a minimum principal amount of $2,000, for a Redemption Price equal to the greater of:

(a)	100% of the principal amount of the 2026 Notes to be redeemed; and

(b)	the sum, as determined by an Independent Investment Banker, of the present values of the Remaining Scheduled Payments on the 2026 Notes being redeemed (excluding accrued and unpaid interest to the Redemption Date), discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 35 basis points, plus, in each case, accrued and unpaid interest to the Redemption Date.

The Company may redeem the 2026 Notes, at its option, in whole or in part, at any time and from time to time on or after May 15, 2026 (three months prior to the maturity date of the 2026 Notes), in principal amounts of $1,000 and integral multiples of $1,000 in excess thereof, provided that the unredeemed portion of a 2026 Note must be in a minimum principal amount of $2,000, at a Redemption Price equal to 100% of the principal amount of the 2026 Notes being redeemed plus accrued and unpaid interest to the Redemption Date.

6.	Mandatory Redemption.

The Company will not be required to make mandatory redemption or sinking fund payments with respect to the 2026 Notes.

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7.	Special Mandatory Redemption.

Upon the occurrence of the conditions described in Section 3.13 of the Indenture, the Company will be required to redeem all of the 2026 Notes at the redemption price specified therein.

8.	Notice of Redemption.

The Company shall deliver notice of a redemption not less than 30 days nor more than 60 days before the Redemption Date to Holders of 2026 Notes to be redeemed. Once notice of redemption is delivered, the 2026 Notes called for redemption will become due and payable on the Redemption Date at the applicable Redemption Price. A notice of redemption may not be conditional.

9.	Repurchase at the Option of Holder.

(a)	Upon the occurrence of a Change of Control Triggering Event, unless the Company has exercised its right to optionally redeem the 2026 Notes, each Holder will have the right to require the Company to purchase all or a portion ($1,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s 2026 Notes pursuant to the Change of Control Offer, at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the Change of Control Payment Date, subject to the rights of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date; provided that the principal amount of a note remaining outstanding after a repurchase in part shall be $2,000 or an integral multiple of $1,000 in excess thereof.

(b)	Within 30 days following the date upon which the Change of Control Triggering Event occurred, or at the Company’s option, prior to any Change of Control but after the public announcement of the pending Change of Control, the Company will be required to deliver a notice to each Holder of the 2026 Notes, with a copy to the Trustee, which notice will govern the terms of the Change of Control Offer. Such notice will, among other things, state the Change of Control Payment Date, which must be no earlier than 30 days nor later than 60 days from the date such notice is delivered, other than as may be required by applicable law, describe the transaction or transactions constituting the Change of Control Triggering Event and offer to repurchase the 2026 Notes.

10.	Denominations; Transfer; Exchange.

The 2026 Notes initially are issued in permanent global form. Under certain circumstances described in the Indenture, 2026 Notes may also be issued in the form of certificated 2026 Notes in fully registered form, without coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any transfer taxes or similar governmental changes required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any 2026 Notes selected for redemption in whole or in part (except the unredeemed portion of any Note to be redeemed in

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part) or any 2026 Notes during a period beginning 15 Business Days prior to the delivery of the relevant notice of redemption or repurchase and ending on the close of business on the day of delivery of such notice.

11.	Persons Deemed Owners.

The registered Holder of a Note may be treated as its owner for all purposes.

12.	Amendment; Waiver.

Subject to certain exceptions and limitations, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Securities of all series affected by such amendment or supplement (acting as one class), and any existing or past Default or Event of Default under, or compliance with any provision of, the Indenture may be waived (other than any continuing Default or Event of Default in the payment of the principal of, premium (if any) on or interest on the Securities) by the Holders of at least a majority in principal amount of the then outstanding Securities of any series or of all series (acting as one class) in accordance with the terms of the Indenture. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company, the Guarantors and the Trustee may amend or supplement the Indenture or the Securities in certain respects set forth in the Indenture.

Without the consent of each Holder affected, the Company may not (i) reduce the amount of Securities whose Holders must consent to an amendment, supplement or waiver; (ii) reduce the rate of or change the time for payment of interest, including default interest, on any Security; (iii) reduce the principal of or premium on, or change the Stated Maturity of, any Security; (iv) reduce the premium, if any, payable upon the redemption of any Security or change the time at which any Security may or shall be redeemed; (v) change any obligation of the Company or any Guarantor to pay Additional Amounts with respect to any Security; (vi) change the coin or currency in which any Security or any premium or interest with respect thereto is payable; (vii) impair the right to institute suit for the enforcement of any payment of principal of or premium (if any) or interest on any Security, except as provided in the Indenture; (viii) make any change in the percentage of principal amount of Securities necessary to waive compliance with certain provisions of the Indenture or make any change in the provision for modification; (ix) waive a continuing Default or Event of Default in the payment of principal of or premium (if any) or interest on the Securities or (x) except as provided in the Indenture, release any Guarantor or modify the related Guarantee in any manner materially adverse to the Holders.

A supplemental indenture that changes or eliminates any covenant or other provision of the Indenture which has expressly been included solely for the benefit of one or more particular series of Securities under the Indenture, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the Indenture of the Holders of Securities of any other series.

13.	Defaults and Remedies.

Under the Indenture, Events of Default include (i) default in the payment of interest that continues for a period of 30 days; (ii) default in any payment of principal of or premium, if any,

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on the 2026 Notes when due and payable; (iii) failure by the Company or any Guarantor to comply with any of its other covenants or agreements in the Indenture or the 2026 Notes, which shall not have been remedied within the specified time period after written notice; (iv) certain events of bankruptcy or insolvency with respect to the Company or any Guarantors that are Significant Subsidiaries and (viii) except as permitted by the Indenture, any Guarantee of the 2026 Notes ceases to be in full force and effect or is declared null and void in a judicial proceeding or any Guarantor denies or disaffirms its obligations under the Indenture and the Guarantee (other than by reason of release of a Guarantor from its Guarantee in accordance with the terms of the Indenture and the Guarantee). If an Event of Default occurs and is continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the 2026 Notes at the time outstanding (or, in the case of an Event of Default described in clause (iii) above, if outstanding Securities of other series are affected by such Default, then at least 25% in principal amount of the then outstanding Securities so affected), may declare the principal amount of all the Securities (or the 2026 Notes) to be due and payable immediately, together with accrued and unpaid interest thereon. Certain events of bankruptcy or insolvency are Events of Default that will result in the principal amount of the 2026 Notes, together with accrued and unpaid interest thereon, becoming due and payable immediately upon the occurrence of such Events of Default.

As set forth in, and subject to the provisions of, the Indenture, no Holder of any Securities shall have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless certain conditions set forth in the Indenture have been satisfied. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity satisfactory to it. Subject to certain limitations (including that, in some cases, a majority in principal amount of all outstanding Securities (or the 2026 Notes) is required), Holders of a majority in aggregate principal amount of the outstanding Securities (or the 2026 Notes) have the right to direct the time, method and place of conducting certain proceedings, or exercising any trust or power conferred on the Trustee.

14.	Trustee Dealings with the Company.

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of 2026 Notes and may otherwise deal with the Company with the same rights it would have if it were not Trustee.

15.	Discharge Prior to Maturity.

The Indenture with respect to the 2026 Notes shall be discharged and canceled upon the payment of all of the 2026 Notes and shall be discharged except for certain obligations upon the irrevocable deposit with the Trustee of any combination of funds and U.S. Government Obligations sufficient for such payment as provided in the Indenture.

16.	No Recourse Against Others.

A director, officer, member, manager, employee, stockholder, partner or other owner of the Company, any Guarantor or the Trustee, as such, shall not have any liability for any obligations of the Company under the 2026 Notes, for any obligations of any Guarantor under

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any Guarantee, or for any obligations of the Company, any Guarantor or the Trustee under the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a 2026 Note waives and releases all such liability. The waiver and release shall be part of the consideration for the issuance of 2026 Notes.

17.	CUSIP Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the 2026 Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the 2026 Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

18.	Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

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ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:
Sign exactly as your name appears on the other side of this note

In connection with any transfer of any of the Notes evidenced by this certificate occurring while this Note is a Transfer Restricted Note, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	To the Company; or

(2)	☐	Pursuant to an effective registration statement under the Securities Act of 1933; or

(3)	☐	Inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(4)	☐	Outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

(5)	☐	Pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933 or any other available exemption from the registration requirements of the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, that if box (4), (5) or (6) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company

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has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Your Signature

Signature Guarantee:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee

Date:
Signature of Signature Guarantee

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TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive officer

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SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The initial principal amount of this Global Note is $500,000,000. The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

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[FORM OF NOTATION ON SECURITY RELATING TO GUARANTEE]

NOTATION OF GUARANTEE

The undersigned (the “Guarantors”) have unconditionally guaranteed, jointly and severally (such guarantee by each Guarantor being referred to herein as the “Guarantee”), (i) the due and punctual payment of the principal of and premium, if any, and interest on the 2026 Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the 2026 Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with, and subject to the limitations of, the terms set forth in Article X of the Indenture and (ii) in case of any extension of time of payment or renewal of any 2026 Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

No past, present or future stockholder, officer, director, member, manager, partner, employee or incorporator, as such, of any of the Guarantors shall have any liability under the Guarantee by reason of such person’s status as stockholder, officer, director, member, manager, partner, employee or incorporator. Each Holder of a 2026 Note by accepting a 2026 Note waives and releases all such liability. This waiver and release are part of the consideration for the issuance of the Guarantees.

Each Holder of a 2026 Note by accepting a 2026 Note agrees that any Guarantor named below shall have no further liability with respect to its Guarantee if such Guarantor otherwise ceases to be liable in respect of its Guarantee in accordance with the terms of the Indenture.

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The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the 2026 Notes upon which the Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

GUARANTORS:

Geismar Holdings, Inc.

GVGP, Inc.

Westlake Chemical Investments, Inc.

Westlake Geismar Power Company LLC

    By Westlake Vinyls Company LP,

          its Manager

    By GVGP, Inc.,

          its General Partner

Westlake Longview Corporation

Westlake Management Services, Inc.

Westlake NG I Corporation

Westlake Olefins Corporation

Westlake Pipeline Investments LLC,

    By Westlake Chemical Investments, Inc.,

          its Manager

Westlake Polymers LLC,

    By Westlake Chemical Investments, Inc.,

          its Manager

Westlake PVC Corporation

Westlake Resources Corporation

Westlake Styrene LLC,

    By Westlake Chemical Investments, Inc.,

          its Manager

Westlake Supply and Trading Company

Westlake Vinyl Corporation

Westlake Vinyls Company LP,

    By GVGP, Inc.,

          its General Partner

Westlake Vinyls, Inc.

WPT LLC,

    By Westlake Chemical Investments, Inc.,

          its Manager

Westlake Petrochemicals LLC,

    By Westlake Chemical Investments, Inc.,

          its Manager

By:
Name: Albert Chao
Title: President

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GUARANTORS:

Westech Building Products (Evansville) LLC By Westech Building Products, Inc., its Manager North American Specialty Products LLC, By North American Pipe Corporation, its Manager

By:
Name: Robert Buesinger
Title: President

Westlake Chemical OpCo LP By Westlake Chemical OpCo GP LLC

By:
Name: Robert Buesinger
Title: SVP, Vinyl

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EXHIBIT B

FORM

OF

5.000% SENIOR NOTE DUE 2046

B-1

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[FORM OF FACE OF NOTE]

[Global 2046 Notes Legend]

[THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) OR OTHER DULY APPOINTED DEPOSITORY (THE “DEPOSITARY”) OR THEIR RESPECTIVE NOMINEES. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY OR OTHER DULY APPOINTED DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation, to the issuer hereof or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of The Depository Trust Company (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of The Depository Trust Company), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

[Restricted 2046 Notes Legend]

[THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN “OFFSHORE TRANSACTION” PURSUANT TO RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”), (2) AGREES THAT IT WILL NOT, PRIOR TO THE DATE THAT IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS NOTE) AND THE LAST DATE ON WHICH WESTLAKE CHEMICAL CORPORATION (THE “COMPANY”) OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE OR ANY PREDECESSOR OF THIS NOTE, OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE

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COMPANY OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE COMPANY AND THE TRUSTEE SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING IN THE INDENTURE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE.]

NO. [ ]	CUSIP NO. [ ]

WESTLAKE CHEMICAL CORPORATION

5.000% SENIOR NOTE DUE 2046

Principal Amount:	$[ ]

Regular Record Date:	February 1 or August 1 (whether or not a Business Day), as the case may be, next preceding the applicable Interest Payment Date

Original Issue Date:	August 10, 2016

Stated Maturity:	August 15, 2046

Interest Payment Dates:	February 15 and August 15, commencing February 15, 2017

Interest Rate:	5.000% per annum

Authorized Denomination:	$2,000 and integral multiples of $1,000 in excess thereof

WESTLAKE CHEMICAL CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor under the Indenture referred to below), for value received, hereby promises to pay to

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Cede & Co., or its registered assigns, the principal sum of ($[        ]) on the Stated Maturity shown above (or upon any earlier date of redemption or acceleration of maturity) (each such date being hereinafter referred to as the “Maturity Date”) and to pay interest thereon, from and including the immediately preceding Interest Payment Date to which interest has been paid or duly provided for (or from, and including, the Original Issue Date if no interest has been paid or duly provided for), to, but excluding, the Maturity Date, semiannually in arrears on each Interest Payment Date as specified above, commencing on February 15, 2017 at the rate per annum shown above until the principal hereof is paid or made available for payment and at such rate on any overdue principal and on any overdue installment of interest. Capitalized terms used herein shall have the meanings specified in the Indenture.

Reference is hereby made to the further provisions of this 2046 Note set forth on the reverse hereof, which provisions shall for all purposes have the same force and effect as if set forth on the face hereof.

Unless the Certificate of Authentication hereon has been executed by the Trustee by manual signature, this 2046 Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

WESTLAKE CHEMICAL CORPORATION

By:
Name:
Title:

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Date of Authentication:             , 20

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., Trustee

By:
Authorized Signatory

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[REVERSE OF NOTE]

Westlake Chemical Corporation

5.000% Senior Note due 2046

This Note is one of a duly authorized issue of 5.000% Senior Notes due 2046 (the “2046 Notes”) of Westlake Chemical Corporation, a Delaware corporation (the “Company”). Capitalized terms used herein shall have the meanings specified in the Indenture (as defined below).

1.	Interest.

The Company promises to pay interest on the principal amount of this 2046 Note at the rate per annum shown above. The Company shall pay such interest semi-annually in arrears on February 15 and August 15 of each year, commencing February 15, 2017. Interest will be paid on each such Interest Payment Date to the Persons who are registered Holders of the 2046 Notes at the close of business on the February 1 or August 1 (whether or not a Business Day) next preceding the Interest Payment Date (each such date, a “Regular Record Date”), even if such Interest Payment Date is a Redemption Date, Change of Control Payment Date or other Maturity Date, except as provided in Section 2.14 of the Indenture with respect to defaulted interest. Interest on the 2046 Notes will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from August 10, 2016. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.	Method of Payment.

Upon the terms and subject to the conditions of the Indenture, the Company will make all payments of the Redemption Price and Change of Control Payment and principal due at Maturity in respect of the 2046 Notes to Holders who surrender such 2046 Notes to a Paying Agent to collect such payments; provided that if any Redemption Date, Change of Control Payment Date or other Maturity Date is an Interest Payment Date, accrued and unpaid interest shall be paid to the Holder as of the immediately preceding Regular Record Date. The Company will pay all amounts due in respect of the 2046 Notes in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. The Company will make such payments (i) by wire transfer of immediately available funds to any account maintained in the United States with respect to 2046 Notes evidenced by Global Securities and any other 2046 Notes with any aggregate principal amount in excess of $1,000,000 the Holder of which has provided wire transfer instructions to the Paying Agent at least five Business Days prior to the applicable payment date or (ii) by check payable in such money mailed to a Holder’s registered address with respect to any certificated 2046 Notes.

3.	Paying Agent and Registrar.

Initially, The Bank of New York Mellon Trust Company, N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar at its office at 601 Travis Street, 16th Floor, Houston, Texas 77002. The Company may appoint and change any Paying Agent or Registrar without notice to any Holder. The Company, any Guarantor or any of its other Subsidiaries may act as Paying Agent or Registrar.

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4.	Indenture.

The Company issued the 2046 Notes under an Indenture dated as of January 1, 2006 (the “Base Indenture”), as supplemented by the Eighth Supplemental Indenture dated as of August 10, 2016 (the “Eighth Supplemental Indenture,” and together with the Base Indenture, the “Indenture”) among the Company, the Guarantors and the Trustee. The terms of the 2046 Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”). The 2046 Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this 2046 Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The 2046 Notes are general unsecured obligations of the Company and are initially issued in an aggregate principal amount of $[ ]. The Company may, subject to the provisions of the Indenture, issue additional 2046 Notes of the same series as the 2046 Notes from time to time without the consent of the Holders. The 2046 Notes initially issued and any additional 2046 Notes subsequently issued under the Indenture will be treated as a single series for all purposes of the Indenture, including, without limitation, with respect to waivers, amendments, supplements, redemptions and offers to purchase. The Indenture provides for the issuance of other series of debt securities (including the 2046 Notes, the “Securities”) thereunder.

5.	Optional Redemption.

The Company may redeem the 2046 Notes, at its option, in whole or in part, at any time and from time to time prior to February 15, 2046, in principal amounts of $1,000 and integral multiples of $1,000 in excess thereof, provided that the unredeemed portion of a 2046 Note must be in a minimum principal amount of $2,000, for a Redemption Price equal to the greater of:

(a)	100% of the principal amount of the 2046 Notes to be redeemed; and

(b)	the sum, as determined by an Independent Investment Banker, of the present values of the Remaining Scheduled Payments on the 2046 Notes being redeemed (excluding accrued and unpaid interest to the Redemption Date), discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 45 basis points, plus, in each case, accrued and unpaid interest to the Redemption Date.

The Company may redeem the 2046 Notes, at its option, in whole or in part, at any time and from time to time on or after February 15, 2046 (six months prior to the maturity date of the 2046 Notes), in principal amounts of $1,000 and integral multiples of $1,000 in excess thereof, provided that the unredeemed portion of a 2046 Note must be in a minimum principal amount of $2,000, at a Redemption Price equal to 100% of the principal amount of the 2046 Notes being redeemed plus accrued and unpaid interest to the Redemption Date.

6.	Mandatory Redemption.

The Company will not be required to make mandatory redemption or sinking fund payments with respect to the 2046 Notes.

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7.	Special Mandatory Redemption.

Upon the occurrence of the conditions described in Section 3.13 of the Indenture, the Company will be required to redeem all of the 2046 Notes at the redemption price specified therein.

8.	Notice of Redemption.

The Company shall deliver notice of a redemption not less than 30 days nor more than 60 days before the Redemption Date to Holders of 2046 Notes to be redeemed. Once notice of redemption is delivered, the 2046 Notes called for redemption will become due and payable on the Redemption Date at the applicable Redemption Price. A notice of redemption may not be conditional.

9.	Repurchase at the Option of Holder.

(a)	Upon the occurrence of a Change of Control Triggering Event, unless the Company has exercised its right to optionally redeem the 2046 Notes, each Holder will have the right to require the Company to purchase all or a portion ($1,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s 2046 Notes pursuant to the Change of Control Offer, at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the Change of Control Payment Date, subject to the rights of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date; provided that the principal amount of a 2046 Note remaining outstanding after a repurchase in part shall be $2,000 or an integral multiple of $1,000 in excess thereof.

(b)	Within 30 days following the date upon which the Change of Control Triggering Event occurred, or at the Company’s option, prior to any Change of Control but after the public announcement of the pending Change of Control, the Company will be required to deliver a notice to each Holder of the 2046 Notes, with a copy to the Trustee, which notice will govern the terms of the Change of Control Offer. Such notice will, among other things, state the Change of Control Payment Date, which must be no earlier than 30 days nor later than 60 days from the date such notice is delivered, other than as may be required by applicable law, describe the transaction or transactions constituting the Change of Control Triggering Event and offer to repurchase the 2046 Notes.

10.	Denominations; Transfer; Exchange.

The 2046 Notes initially are issued in permanent global form. Under certain circumstances described in the Indenture, 2046 Notes may also be issued in the form of certificated 2046 Notes in fully registered form, without coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any transfer taxes or similar governmental changes required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any 2046 Notes selected for redemption in whole or in part (except the unredeemed portion of any Note to be redeemed in

Ex-B-8

part) or any 2046 Notes during a period beginning 15 Business Days prior to the delivery of the relevant notice of redemption or repurchase and ending on the close of business on the day of delivery of such notice.

11.	Persons Deemed Owners.

The registered Holder of a Note may be treated as its owner for all purposes.

12.	Amendment; Waiver.

Subject to certain exceptions and limitations, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Securities of all series affected by such amendment or supplement (acting as one class), and any existing or past Default or Event of Default under, or compliance with any provision of, the Indenture may be waived (other than any continuing Default or Event of Default in the payment of the principal of, premium (if any) on or interest on the Securities) by the Holders of at least a majority in principal amount of the then outstanding Securities of any series or of all series (acting as one class) in accordance with the terms of the Indenture. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company, the Guarantors and the Trustee may amend or supplement the Indenture or the Securities in certain respects set forth in the Indenture.

Without the consent of each Holder affected, the Company may not (i) reduce the amount of Securities whose Holders must consent to an amendment, supplement or waiver; (ii) reduce the rate of or change the time for payment of interest, including default interest, on any Security; (iii) reduce the principal of or premium on, or change the Stated Maturity of, any Security; (iv) reduce the premium, if any, payable upon the redemption of any Security or change the time at which any Security may or shall be redeemed; (v) change any obligation of the Company or any Guarantor to pay Additional Amounts with respect to any Security; (vi) change the coin or currency in which any Security or any premium or interest with respect thereto is payable; (vii) impair the right to institute suit for the enforcement of any payment of principal of or premium (if any) or interest on any Security, except as provided in the Indenture; (viii) make any change in the percentage of principal amount of Securities necessary to waive compliance with certain provisions of the Indenture or make any change in the provision for modification; (ix) waive a continuing Default or Event of Default in the payment of principal of or premium (if any) or interest on the Securities or (x) except as provided in the Indenture, release any Guarantor or modify the related Guarantee in any manner materially adverse to the Holders.

A supplemental indenture that changes or eliminates any covenant or other provision of the Indenture which has expressly been included solely for the benefit of one or more particular series of Securities under the Indenture, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the Indenture of the Holders of Securities of any other series.

13.	Defaults and Remedies.

Under the Indenture, Events of Default include (i) default in the payment of interest that continues for a period of 30 days; (ii) default in any payment of principal of or premium, if any,

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on the 2046 Notes when due and payable; (iii) failure by the Company or any Guarantor to comply with any of its other covenants or agreements in the Indenture or the 2046 Notes, which shall not have been remedied within the specified time period after written notice; (iv) certain events of bankruptcy or insolvency with respect to the Company or any Guarantors that are Significant Subsidiaries and (viii) except as permitted by the Indenture, any Guarantee of the 2046 Notes ceases to be in full force and effect or is declared null and void in a judicial proceeding or any Guarantor denies or disaffirms its obligations under the Indenture and the Guarantee (other than by reason of release of a Guarantor from its Guarantee in accordance with the terms of the Indenture and the Guarantee). If an Event of Default occurs and is continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the 2046 Notes at the time outstanding (or, in the case of an Event of Default described in clause (iii) above, if outstanding Securities of other series are affected by such Default, then at least 25% in principal amount of the then outstanding Securities so affected), may declare the principal amount of all the Securities (or the 2046 Notes) to be due and payable immediately, together with accrued and unpaid interest thereon. Certain events of bankruptcy or insolvency are Events of Default that will result in the principal amount of the 2046 Notes, together with accrued and unpaid interest thereon, becoming due and payable immediately upon the occurrence of such Events of Default.

As set forth in, and subject to the provisions of, the Indenture, no Holder of any Securities shall have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless certain conditions set forth in the Indenture have been satisfied. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity satisfactory to it. Subject to certain limitations (including that, in some cases, a majority in principal amount of all outstanding Securities (or the 2046 Notes) is required), Holders of a majority in aggregate principal amount of the outstanding Securities (or the 2046 Notes) have the right to direct the time, method and place of conducting certain proceedings, or exercising any trust or power conferred on the Trustee.

14.	Trustee Dealings with the Company.

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of 2046 Notes and may otherwise deal with the Company with the same rights it would have if it were not Trustee.

15.	Discharge Prior to Maturity.

The Indenture with respect to the 2046 Notes shall be discharged and canceled upon the payment of all of the 2046 Notes and shall be discharged except for certain obligations upon the irrevocable deposit with the Trustee of any combination of funds and U.S. Government Obligations sufficient for such payment as provided in the Indenture.

16.	No Recourse Against Others.

A director, officer, member, manager, employee, stockholder, partner or other owner of the Company, any Guarantor or the Trustee, as such, shall not have any liability for any obligations of the Company under the 2046 Notes, for any obligations of any Guarantor under

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any Guarantee, or for any obligations of the Company, any Guarantor or the Trustee under the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a 2046 Note waives and releases all such liability. The waiver and release shall be part of the consideration for the issuance of 2046 Notes.

17.	CUSIP Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the 2046 Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the 2046 Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

18.	Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

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ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:
Sign exactly as your name appears on the other side of this note

In connection with any transfer of any of the Notes evidenced by this certificate occurring while this Note is a Transfer Restricted Note, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	To the Company; or

(2)	☐	Pursuant to an effective registration statement under the Securities Act of 1933; or

(3)	☐	Inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(4)	☐	Outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

(5)	☐	Pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933 or any other available exemption from the registration requirements of the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, that if box (4), (5) or (6) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption

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from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Your Signature

Signature Guarantee:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee

Date:
Signature of Signature Guarantee

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TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive officer

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SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The initial principal amount of this Global Note is $500,000,000. The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

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[FORM OF NOTATION ON SECURITY RELATING TO GUARANTEE]

NOTATION OF GUARANTEE

The undersigned (the “Guarantors”) have unconditionally guaranteed, jointly and severally (such guarantee by each Guarantor being referred to herein as the “Guarantee”), (i) the due and punctual payment of the principal of and premium, if any, and interest on the 2046 Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the 2046 Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with, and subject to the limitations of, the terms set forth in Article X of the Indenture and (ii) in case of any extension of time of payment or renewal of any 2046 Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

No past, present or future stockholder, officer, director, member, manager, partner, employee or incorporator, as such, of any of the Guarantors shall have any liability under the Guarantee by reason of such person’s status as stockholder, officer, director, member, manager, partner, employee or incorporator. Each Holder of a 2046 Note by accepting a 2046 Note waives and releases all such liability. This waiver and release are part of the consideration for the issuance of the Guarantees.

Each Holder of a 2046 Note by accepting a 2046 Note agrees that any Guarantor named below shall have no further liability with respect to its Guarantee if such Guarantor otherwise ceases to be liable in respect of its Guarantee in accordance with the terms of the Indenture.

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The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the 2046 Notes upon which the Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

GUARANTORS:

Geismar Holdings, Inc.

GVGP, Inc.

Westlake Chemical Investments, Inc.

Westlake Geismar Power Company LLC

    By Westlake Vinyls Company LP,

          its Manager

    By GVGP, Inc.,

          its General Partner

Westlake Longview Corporation

Westlake Management Services, Inc.

Westlake NG I Corporation

Westlake Olefins Corporation

Westlake Pipeline Investments LLC,

    By Westlake Chemical Investments, Inc.,

          its Manager

Westlake Polymers LLC,

    By Westlake Chemical Investments, Inc.,

          its Manager

Westlake PVC Corporation

Westlake Resources Corporation

Westlake Styrene LLC,

    By Westlake Chemical Investments, Inc.,

          its Manager

Westlake Supply and Trading Company

Westlake Vinyl Corporation

Westlake Vinyls Company LP,

    By GVGP, Inc.,

          its General Partner

Westlake Vinyls, Inc.

WPT LLC,

    By Westlake Chemical Investments, Inc.,

          its Manager

Westlake Petrochemicals LLC,

    By Westlake Chemical Investments, Inc.,

          its Manager

By:
Name: Albert Chao
Title: President

Ex-B-17

GUARANTORS:

Westech Building Products (Evansville) LLC By Westech Building Products, Inc., its Manager North American Specialty Products LLC, By North American Pipe Corporation, its Manager

By:
Name: Robert Buesinger
Title: President

Westlake Chemical OpCo LP By Westlake Chemical OpCo GP LLC

By:
Name: Robert Buesinger
Title: SVP, Vinyl

Ex-B-18

Exhibit C

[Restricted Securities Legend]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN “OFFSHORE TRANSACTION” PURSUANT TO RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”), (2) AGREES THAT IT WILL NOT, PRIOR TO THE DATE THAT IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS NOTE) AND THE LAST DATE ON WHICH WESTLAKE CHEMICAL CORPORATION (THE “COMPANY”) OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE OR ANY PREDECESSOR OF THIS NOTE, OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE COMPANY AND THE TRUSTEE SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING IN THE INDENTURE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE.

Ex-C-1